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EXHIBIT 99.3

kanakaris wireless
1280 Bison, Suite B9-597 o Newport Beach o California o 92660 o 949-760-5470 o
Fax: 949-760-3670
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COMPANY NEWS

WEDNESDAY, JANUARY 22, 2003

LATIN AMERICAN INDEPENDENT NETWORK INTERNATIONAL IS ACQUIRED BY KANAKARIS WIRELESS AS U.S. HISPANIC POPULATION BECOMES LARGEST MINORITY MARKETPLACE;

MIAMI-BASED LAIN IS PART OF FAST-GROWING LATINO ENTERTAINMENT MARKET

New Orleans, LA--LAIN, the Latin American Independent Network, a 20-year old leader in Spanish language entertainment content, announced in a press conference at the NATPE trade show that it has been acquired by Kanakaris Wireless (OTC BB: KKRW). LAIN is based in Miami which has become known as the gateway to the Spanish speaking world, and where Latino media concerns generate more than $2 billion in revenue yearly, according to the Miami-Dade Mayor's Office of Film and Entertainment.

The acquisition by Kanakaris Wireless was announced on the same day that the U.S. census department reported that the Hispanic population is now the nation's largest minority, numbering 37 million. It also comes a week after the Beverly Hills-based William Morris Agency opened a Miami Beach office in an effort to cash in on the fast-growing Latino entertainment market.

"LAIN will be able to build on its twenty year business history and expand our U.S. and international involvement in Spanish language film rights, television production, and content distribution, including DVD sales, as part of the Kanakaris Wireless corporation," said Julio Neri, President and founder of LAIN.

"The marketplace for Spanish language movies and television programming is growing and the Miami region hosts two of the nation's biggest Spanish language TV broadcasters and 40 additional Latin American cable networks and U.S. based Latin divisions of multinational entertainment conglomerates. LAIN and Julio Neri have earned respect and following in this arena, and Kanakaris Wireless is proud to announce this strategic acquisition," said Alex Kanakaris, CEO, Kanakaris Wireless.

The transaction closed on January 19 and was announced in a NATPE show press conference at 5 PM January 20 in New Orleans. LAIN is a wholly owned subsidiary of Kanakaris Wireless. Julio Neri, LAIN's founder and President, has also been appointed to the Board of Directors of Kanakaris Wireless.

ABOUT KANAKARIS WIRELESS
Kanakaris Wireless is an entertainment content distribution company which has been an Internet innovator. Its web site, www.CinemaPop.com, offers over 500 movies for click-and-play viewing as well as thousands of DVD and VHS titles for sale. For press information call Colby Marceau, 949-716-9397.

ABOUT LAIN INTERNATIONAL
LAIN International buys and sells the rights to Latin entertainment content, produces original TV programming, distributes DVD movies and is host of the online movie web site www.CineManiaNetwork.com. More information on LAIN is available at www.LAINInternational.com. LAIN is located at 940 Lincoln St. #206, Miami Beach, FL 33139. (305) 531-2567.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Kanakaris Wireless could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the company's ability to obtain financing as the need arises, the overall state of the Internet and e-commerce industries and the video distribution industry, economic conditions generally, the financial health of the company's customers, market acceptance of new product or service introductions by the company or its competitors, the timing of expenditures in anticipation of future sales, and the timing and nature of revenues from the company's Internet and e-commerce businesses and its video distribution business that are recognized during any particular quarter. The inclusion of forward-looking statements should not be regarded as a representation or guarantee by Kanakaris Wireless or any other person that the company's objectives or plans will be achieved. In addition, Kanakaris Wireless cannot assure you that its content delivery activities, e-commerce or video distribution activities will generate any substantial revenues or have any significant positive impact on its business, prospects, financial condition, results of operations or cash flows.